UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 17, 2016

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3279 Hardee Avenue Atlanta, Georgia		30341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Harvey Kesner, Esq.
Arthur S. Marcus, Esq.
 Sichenzia Ross Friedman Ference LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Item 1.01    Entry into a Material Definitive Agreement.

On January 25, 2016, Medovex Corp. (the "Company") filed an 8-K related to a Modification Agreement entered into between the Company and Steve Gorlin, a Director of the Company.  On February 16, 2016, the Company and Steve Gorlin entered into an Amendment to the Modification Agreement in order to reduce the number of shares of Common Stock that Mr. Gorlin is to receive upon the conversion of the $1,000,000 promissory note from 571,429 shares to 552,041 shares.  In consideration for reducing the amount of shares of Common Stock that he was to receive, the Company agreed to reduce the exercise price of Steven Gorlin's 500,000 warrants (the "Warrants") from $2.00 per share to $1.825 per share.  In addition, certain anti-dilution provisions in the Warrants that may have allowed for the issuance of additional warrants were eliminated and an absolute floor of $1.70 per share was added.  The Amendment to the Modification Agreement was made to address certain concerns of the NASDAQ Stock Market.

The foregoing description of the Amendment to the Modification Agreement is qualified in its entirety by reference to the Amendment to the Modification Agreement, a copy of which is attached hereto as Exhibit 4.1 and is hereby incorporated by reference into this Item 1.01.

Item 9.01    Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description

4.1	Amendment to the Modification Agreement by and between the Company and Steve Gorlin dated February 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.

Date: February 17, 2016	By:	/s/ Jarrett Gorlin
Jarrett Gorlin
Chief Executive Officer